Exhibit 10.25

This document affects your legal rights. You are advised to consult with an attorney or other counsel of your choice prior to signing this Agreement.

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS
THIS SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS (the “Agreement”) is entered into between Merit Medical Systems, Inc., a Utah corporation (“Employer”), and Kent Stanger (“Employee”)(collectively, the “Parties”).
Recitals
WHEREAS, Employee has been employed as a Chief Financial Officer by Employer;
WHEREAS, the Parties have agreed that Employee’s employment with Employer will terminate, and the Parties desire to set forth their respective rights and obligations in respect of Employee’s separation from Employer, to be effective January 4, 2016 (the “Termination Date”); and
WHEREAS, by this Agreement, and the sums paid to or for the benefit of Employee hereunder, Employer and Employee intend to resolve any and all disputes of any kind or character, if any, between them, including without limitation any and all disputes arising from or related to Employee’s employment with Employer or any Affiliate, the termination of that employment, or otherwise.
Agreement
NOW, THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following terms and conditions, including the recitals by this reference:
1.Additional Definition
Affiliate: As used herein, the term “Affiliate” shall mean and refer to any officer, director, shareholder, member, employee, and/or agent of Employer; and/or any subsidiary, division, or affiliate of Employer (including without limitation any officer, director, shareholder, employee, and/or agent of any such subsidiary, division, or affiliate); and/or any entity (including without limitation any officer, director, shareholder, member, employee, and/or agent of such entity) in which Employer owns, directly or indirectly, a legal or beneficial interest (whether in whole or in part); and/or any individual or entity (including without limitation any officer, director, shareholder, member, employee, and/or agent of such entity) that owns, directly or indirectly, a legal or beneficial interest (whether in whole or in part) in Employer.
2.Separation Benefits. In exchange for Employee’s execution of this Agreement and the releases contained herein, Employer shall pay to or for Employee’s benefit the following:

a.
Base Pay Sum. The total one-time lump sum of EIGHT HUNDRED TEN THOUSAND AND 00/100 U.S. DOLLARS ($810,000.00), less applicable federal and state payroll withholding taxes at the federal and state lump sum payroll withholding rate (this payment shall be made on the first regular payday immediately following the expiration of the 7-day revocation period set forth in Section 3).

b.
Benefits. If Employee properly elects continuation coverage under Employer’s group medical and/or dental insurance plan pursuant to Sections 601 through 607 of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), Employer will pay that portion of the premium (excluding Employer HSA contributions) which Employer paid on behalf of Employee and Employee’s enrolled family members prior to the Termination Date through the earlier of (i) January 31, 2018; (ii) the date Employee first becomes eligible for coverage under any group health plan maintained by another employer of Employee or Employee’s spouse; or (iii) the date such COBRA continuation coverage otherwise terminates as to Employee under the provisions of Employer’s group medical and/or dental insurance plan. Nothing herein shall be deemed to extend the otherwise applicable maximum period in which COBRA continuation coverage is provided or supersede the plan provisions relating to early termination of such COBRA continuation coverage. Employee is responsible to ensure payment of Employee’s share of the portion of the premium, if any, to COBRA Administrator by the 1st day of each month.

Payment of any monies to or on behalf of Employee under this Section 2 shall be subject to all applicable federal, state, and local payroll withholding taxes.
3.Review and Revocation. Employee acknowledges and agrees that Employee has twenty-one (21) days from the date Employee receives this Agreement to consider the terms of and to sign this Agreement. Employee may, at Employee’s sole and absolute discretion, sign this Agreement prior to the expiration of the above review period.
Employee may revoke this Agreement for a period of up to 7 days after Employee signs it (not counting the day it was signed) and that the Agreement shall not become effective or enforceable until the 7-day revocation period has expired. To revoke this Agreement, Employee must give written notice stating that Employee wishes to revoke the Agreement to Louise Bott, Vice President, Global Human Resources and Organizational Development, Merit Medical Systems, Inc., 1600 West Merit Parkway, South Jordan, UT 84095, Telefax: 801-253-6963. Any notice stating that Employee wishes to revoke this Agreement must be faxed (with fax delivery confirmation), emailed (with a reply confirmation from Louise Bott), hand-delivered, or mailed (with confirmation of delivery) to Employer, as set forth in this paragraph, in sufficient time to be received by Employer on or before the expiration of the 7-day revocation period.
4.Release of All Claims. In consideration for the payment stated in Section 2 and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee, for Employee and Employee’s heirs, assigns, and all persons and entities claiming by, through, or under Employee, hereby irrevocably, unconditionally, and completely releases, discharges, and agrees to hold harmless Employer and its Affiliates (hereinafter referred to, both individually and collectively, as “Releasees”) of and from any and all claims, liabilities, charges, demands, grievances, lawsuits, and causes of action of any kind or nature whatsoever, including without limitation claims for contribution, subrogation, or indemnification, whether direct or indirect, liquidated or unliquidated, known or unknown, which Employee has, had, or may claim to have against Releasees (hereinafter collectively referred to as "Claim(s)").
The release, discharge, and agreement to hold harmless set forth in this Section 4 includes, without limitation, any Claim(s) that Employee had, has, or may claim to have against Releasees:

a.
for wrongful or constructive discharge or termination, negligent or intentional infliction of emotional distress, breach of express or implied contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, promissory estoppel, detrimental reliance, retaliation, tortious interference with contract or prospective economic advantage, invasion of privacy, whistleblower protection, hostile work environment, personal injury (whether physical or mental), or any other Claim(s), whether arising in tort or in contract;

b.
for discrimination, hostile work environment / harassment, retaliation, or otherwise arising under federal, state, or local law, including without limitation Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, all claims under Titles 29 and 42 of the United States Code, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, or any other federal, state, or local law prohibiting discrimination, harassment, or retaliation on the basis of race, color, national origin, religion, age, sex, disability, veteran status, or any other protected group status;

c.
for discrimination, hostile work environment / harassment, retaliation, or otherwise arising under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act arising on or before the date of this Agreement; and/or

d.	arising under the Employee Retirement Income Security Act (“ERISA”);

e.	arising under the Family and Medical Leave Act (“FMLA”);

f.
arising under any Utah state or local law, including without limitation, the Utah Antidiscrimination Act, the Utah Minimum Wage Act, the Utah Employment Selection Procedures Act, and the Utah Occupational Safety and Health Act;

g.	for unpaid wages, bonuses, commissions, or other compensation of any type or kind;

h.	for attorney’s fees and/or costs; and/or

i.	for any other Claim(s) in any way related to or arising out of Employee’s employment with Employer or the termination of that employment.

Nothing in this Agreement waives Employee’s rights, if any, to (i) continue Employee’s participation in Employer’s employee health benefit plan, as allowed by COBRA and the terms, conditions, and limitations of the plan, (ii) any vested rights that Employee may have under any employee pension or welfare benefit plan in which Employee participated as an employee of Employer, and/or (iii) any claims Employee has or may claim to have for worker’s compensation or unemployment benefits.
5.Exclusion for Certain Claims.    Notwithstanding the foregoing, Employer and Employee agree that the release set forth in Section 4 above shall not apply to any claims arising after the date Employee signs this Agreement, nor shall anything herein prevent Employee or Employer from instituting any action to enforce the terms of this Agreement. The Parties agree and acknowledge that the release and waiver set forth in Section 4 above shall not prevent Employee from participating in or cooperating with any state or federal agency, including the Equal Employment Opportunity Commission (“EEOC”), investigation or charge of discrimination. The Parties further agree and acknowledge that nothing in the Agreement prevents or prohibits Employee from filing a charge of discrimination with a state or federal agency, including the EEOC or the Utah Antidiscrimination & Labor Division (“UALD”). However, Employee understands and agrees that Employee is releasing Employer from any and all claims by which Employee is giving up the opportunity to recover any compensation, damages, or any other form of relief in any proceeding brought by Employee or on Employee’s behalf. This release does not extend to claims that are non-waivable under the law. Employee specifically acknowledges and agrees that Employee has been paid all wages, overtime, commissions, or other compensation owed as of the Departure Date, and that Employee has no further or additional compensation claims against Employer. Employee further specifically acknowledges and agrees that Employee is waiving, on behalf of Employee and Employee’s attorneys, all claims for fees and expenses and court costs
6.Full and Complete Release. Employee understands and agrees that Employee is releasing and waiving any Claim(s) that Employee does not know exists or may exist in Employee’s favor at the time Employee signs this Agreement which, if known by Employee, would materially affect Employee’s decision to sign this Agreement. Nonetheless, for the purpose of implementing a full and complete release of all Claim(s), Employee expressly acknowledges that the release set forth in Section 4 is intended to include, without limitation, all Claim(s) that Employee does not know or suspect to exist in Employee’s favor and that the release set forth in Section 4 includes the release and extinguishment of any such Claim(s). In addition, Employee agrees that Employee will not seek re-employment with Employer at any time in the future and that the provisions of this Section 6 are adequate and legal grounds to (a) reject Employee’s application for re-employment or (b) terminate Employee’s employment should Employee be rehired by Employer in violation of this Section 6.
7.Return of Goods to Employer. Employee covenants and warrants that Employee returned to Employer (i) all documents or other information about Employer, including without limitation confidential or proprietary information (whether developed by Employee or by any other employee of Employer), (ii) all electronic equipment and electronic information storage devices (e.g., computers, cellular phones, PDAs, zip drives, thumb drives, disks, etc.), and (iii) company credit cards, office keys, etc. that Employee obtained or that were made available to Employee as a consequence of Employee’s employment with Employer and/or that contain confidential or proprietary information about Employer or that otherwise are the rightful property of Employer.
8.No Other Representations. Employee represents and warrants that no promise or inducement has been offered or made except as herein set forth and that Employee is entering into and executing this Agreement without reliance on any statement or representation not set forth within this Agreement by any other party hereto, or any person(s) acting on any party’s behalf.
9.Covenant of Confidentiality. Employee agrees that, as a material term of this Agreement and to protect the goodwill, the Confidential Information (as defined below), and the business of Employer, Employee shall not, from the date of this Agreement through the end of the Payout Period or at any time thereafter, without the express, prior written consent of the President of Employer: (i) ever reveal, disclose, furnish, make accessible, or disseminate any of Employer’s Confidential Information or any other matter concerning the business affairs of Employer or of any customer or vendor of Employer or (ii) ever use or exploit any of Employer’s Confidential Information or any other matter concerning the business affairs of Employer or of any customer or vendor of Employer for the personal and/or financial use, gain, or benefit of Employee or of any other person or entity or for any other purpose.

For purposes of this Agreement, "Confidential Information" means names, addresses, telephone numbers, contact persons, and other identifying and confidential information about persons, firms, corporations, and/or other entities that are or become customers, accounts, licensors, vendors, and/or suppliers of goods or services to or of Employer; customer lists; details of client or consultant contracts; details of customer usage; non-public pricing policies; operational methods; marketing plans or strategies; product and program developments and plans; research projects; technology and technical processes; business acquisition plans; personnel information and plans, including without limitation compensation and contract terms; methods of production; inventions; improvements; designs; original works of authorship; derivative works; formulas; processes; compositions of matter; computer software and related information, including without limitation programs, code, concepts, methods, routines, formulas, algorithms, designs, specifications, architectures, or inventions embodied therein, as well as all data, documentation, and copyrights related thereto; patent applications; databases; mask works; trade secrets; know-how; ideas; service marks; planned or proposed Website ideas and plans, including but not limited to look and feel; and other intellectual property or proprietary information rights and any and all rights, applications, extensions and renewals in connection therewith (either proposed, filed, or in preparation for filing); and financial information and general confidential business information of Employer. Such information is confidential and unique, not generally known in the industry, and gives Employer a competitive advantage and significantly enhances Employer's goodwill.
Notwithstanding the foregoing, Confidential Information excludes information not protected by trademark, copyright, patent, or other similar state, federal, or worldwide protection and that, through no fault of Employee, is generally known to the public, is generally employed in the medical device or equipment manufacturing industry at or after the time Employee first learns of such information, or generic information or knowledge which the Employee would have learned in the course of similar employment or work elsewhere in the medical device or equipment manufacturing industry; provided, however, that Employee shall bear the burden of proving that any information disclosed or used by Employee does not meet the definition of Confidential Information set forth above and/or that the disclosure or use of Confidential Information occurred through no fault of Employee.
10.Agreement Confidential. Employee agrees that Employee shall not disclose the terms of this Agreement except to the extent required by law. Notwithstanding the foregoing, Employee may disclose the terms of this Agreement to Employee’s spouse, attorney, and/or tax advisor. If Employee discloses the terms of this Agreement to Employee’s spouse, attorney, and/or tax advisor, Employee will advise such person that, as a condition of such disclosure, such person must not disclose the terms of this Agreement except to the extent required by law. In addition, the Parties agree that Employee may disclose this Agreement to the appropriate state or federal agency consistent with Section 5.
11.Non-Competition Covenant. In consideration for continued employment and access to Confidential Information and to protect the Company’s goodwill with its customers and vendors, the Confidential Information, and/or the business of Employer, and Employer's investment in the training and education of Employee, Employee agrees that, beginning on the Termination Date and continuing for twelve (12) months from the later of (i) the Termination Date and (ii) the date that Employee breaches any provisions of this Section 11, Employee shall not, in any state in which Employer did business during the period of Employee’s employment, directly or indirectly, either individually or on behalf of or with any person or entity:

a.
compete with or against Employer by performing the same or substantially similar work as Employee performed on behalf of Employer at any time during Employee’s last twelve (12) months of employment with Employer or by performing work that would require the use and/or disclosure of Confidential Information for a Competing Entity (as defined below); or

b.
directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services to any person or entity (other than Employer or any affiliate of Employer) that competes with, or is a competitor of, Employer ("Competing Entity").

12.Covenant Not to Provide Services/Solicit. Employee acknowledges the character of Employer’s Business and the substantial amount of time, money, and effort that Employer has spent and will spend in recruitment of employees, customers and/or accounts. As a material term of this Agreement and to protect the goodwill, the Confidential Information, and the business of Employer, Employee covenants that, beginning on the Termination Date and continuing for twelve (12) months from the later of (i) the Termination Date and (ii) the date that Employee breaches any of the provisions of this Section 12, Employee shall not, either individually or on behalf of or with any Person, directly or indirectly:

a.
provide products or services that are the same as or substantially similar to the business engaged in by Employer to any Person that was a current or former customer or account of Employer with whom Employee (i) had contact or communications at any time during Employee’s last six (6) months of employment with Employer; (ii) supervised Employer’s account or dealings at any time during Employee’s last six (6) months of employment with Employer; or (iii) about whom Employee obtained Confidential Information during Employee’s last six (6) months of employment with Employer;

b.
solicit or otherwise attempt to sell products or services that are the same as or substantially similar to the business engaged in by Employer to any Person that was a current or former customer or account of Employer with whom Employee (i) had contact or communications at any time during Employee’s last twelve (12) months of employment with Employer; (ii) supervised Employer’s account or dealings at any time during Employee’s last twelve (12) months of employment with Employer; or (iii) about whom Employee obtained Confidential Information (as defined herein) during Employee’s last twelve (12) months of employment with Employer;

c.
solicit or otherwise attempt to sell products or services that are the same as or substantially similar to the business engaged in by Employer to any Person that was a prospective customer or account whose business Employee solicited as a representative of or on behalf of Employer or with whom Employee became acquainted or whose identity Employee learned of as a consequence of Employee’s employment with Employer within the last six (6) months of Employee’s employment with Employer; and/or

d.
solicit, or attempt to solicit, divert, hire away, encourage, or otherwise induce any employee, contractor, or consultant of Employer to terminate his/her/its employment or relationship with Employer or hire or engage any person employed by Employer at any point during Employee’s last six (6) months of employment with Employer.

Employee has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth herein are fair, reasonable, and necessary to protect Employer’s legitimate business interests, including its goodwill with its clients and employees and its Confidential Information.
13.Remedies. Employee agrees that a breach or threatened breach of Section 11 and 12 of this Agreement will result immediate and irreparable injury to Employer. Employee, therefore, agrees that in the event of a breach or threatened breach of Sections 11 and 12 of this Agreement, in addition to any other remedy that Employer may have under this Agreement or applicable law, Employer shall be entitled to an injunction, temporary restraining order or other equitable relief restraining Employee from such breach. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies for such breach or threatened breach.
14.Wages and Commissions Paid in Full. Except as specifically set forth in Section 2 above, Employee acknowledges and agrees that Employee has received all monies due and owing to Employee from Employer, including without limitation any monies due and owing for wages (including without limitation overtime), accrued but unused vacation benefits, commissions, bonuses, or otherwise and that Employee has no claim against Employer whatsoever for the payment of any further wages (including without limitation overtime), commissions, bonuses, vacation benefits, or other monies except as specifically set forth in Section 2.
15.Nondisparagement. Employee covenants that, as an agreed on material term of this Agreement, Employee will not make any disparaging remarks (whether or not Employee deems such comments to be true and accurate) about Employer or its officers, directors, and employees and shall refrain from saying or doing anything that reasonably could hold Employer or its officers, directors, or employees up to disrepute in the eyes of any other person or entity or that reasonably could interfere with Employer’s current or future business plans or activities. This Section will not apply to activities carried out by Employee pursuant to Paragraph 5.
16.Forfeiture of Consideration. Employee acknowledges and understands that the provisions of Sections 9, 10 and 15 are each a material term of this Agreement and that Employer would not be willing to enter into this Agreement if it did not include the strict confidentiality and nondisparagement obligations set forth herein. Therefore, if Employee breaches the terms of Sections 9, 10 and 15, then Employee agrees that Employer, in its sole discretion, may require that Employee repay to Employer some or all of the money paid by Employer to Employee under Section 2 above. In addition, Employee will remain liable for any actual damages suffered by Employer and/or any officer, director, or employee arising from or relating to Employee’s breach of the terms of Sections 9, 10 and 15.

17.Not an Admission. This Agreement is not an admission by any party hereto that either has violated any contract, law, or regulation or that Employer or Employee has discriminated against the other or otherwise infringed on the other’s rights and privileges or done any other wrongful act.
18.Service as a Director. The parties acknowledge that Employee is a member of the Board of Directors of Employer. This Agreement applies solely to Employee’s relationship with Employer as an employee of Employer, and nothing in this Agreement shall be deemed to affect, qualify, modify or limit Employee’s service and role as a director, including, without limitation, any and all rights, indemnification, advancement of costs, benefits, insurance, claims, compensation and awards applicable to Employee as a director of Employer or otherwise applicable to all directors of Employer.
19.Limitation of Liability and Indemnification. Employer acknowledges that Employee has served as an executive officer of Employer, including as the Chief Financial Officer, and has also served as an officer and/or director of various subsidiary and Affiliated organizations of Employer. Accordingly, Employer acknowledges and agrees that Employee is entitled to all limitation of liability, indemnification, insurance and all related rights and benefits available to directors and officers of Employer, including any subsidiaries and Affiliates thereof, under the certificate or articles of incorporation, bylaws and/or other agreements, board resolutions, insurance contracts or otherwise applicable to directors and officers of Employer and/or any of its subsidiaries and Affiliates (collectively, the “D&O Rights”). Notwithstanding any other provision of this Agreement, nothing in this Agreement shall be deemed to limit, restrict, terminate, suspend, postpone or otherwise adversely affect any of the D&O Rights with respect to Employee in connection with any and all past, present or future third-party claims, liabilities, charges, demands, grievances, lawsuits, and causes of action of any kind or nature whatsoever, including without limitation, claims for contribution, subrogation, or indemnification, whether direct or indirect, liquidated or unliquidated, known or unknown (collectively, “Third-Party Claims”), brought against Employee arising out of or otherwise related to Employee’s service as a director of officer of Employer or any subsidiary or Affiliate thereof. Furthermore, Employer agrees that all D&O Rights available to Employee as of the Termination Date shall continue in full force and effect hereafter with respect to all Third-Party Claims contemplated hereunder.
20.Entire Agreement. This Agreement constitutes the entire integrated understanding between the parties regarding the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties with respect to the subject matter hereof. No promise, representation, warranty, or covenant not included in this Agreement has been or is relied upon by either party. Notwithstanding any statute or case law to the contrary, this Agreement may not be modified except by a written instrument signed by each of the parties, whether or not such modification is supported by separate consideration.
21.No Assignment of Claims. Employee represents that Employee has not made, and will not make, any assignment of Claim(s) released by this Agreement and that no other person or entity had or has any interest in any Claim(s) released by Employee under this Agreement. Employee agrees to indemnify and hold harmless Employer from any and all claims, demands, expenses, costs, attorney’s fees, and causes of action asserted by any person or entity due to a violation of this non-assignment provision.
22.Headings. The headings contained in this Agreement are for ease of reference only and shall not limit or otherwise affect the interpretation of this Agreement.
23.Attorney's Fees. If a civil action or other proceeding is brought to enforce this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, costs, and expenses incurred, in addition to any other relief to which such party may be entitled, whether incurred before or after the filing of a civil action or the entry of judgment.
24.Controlling Law. This Agreement shall be governed by the laws of the State of Utah. The parties agree that any dispute between them, whether arising under this Agreement or the enforceability or interpretation thereof, shall be subject to the exclusive jurisdiction of the federal or state courts situated in the State of Utah, and each party hereby submits itself to the personal jurisdiction of the courts situated in the State of Utah.
25.Waiver of Jury Trial. Each party hereto each hereby waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or any amendment, instrument, document or agreement delivered in connection herewith or hereafter and agree that any such action or proceeding shall be tried before a judge and not before a jury.
26.Modification and Waiver. Notwithstanding any state or federal statutory or case law to the contrary, this Agreement may not be modified except by a document signed by Employer and Employee, whether or not such claimed modification is supported by separate consideration. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement on the part of the other party. In addition, no course of dealing between the parties, nor any delay in exercising any rights or remedies hereunder or otherwise, shall operate as a waiver of any of the rights or remedies of the parties.
27.Successors. This Agreement shall inure to and bind the heirs, devisees, executors, administrators, personal representatives, successors, and assigns, as applicable, of the respective parties hereto.
28.Severability. If a court of competent jurisdiction shall find that the provisions of Section 4 of this Agreement are unenforceable, whether in whole or in part, then Employer shall have the right, at its sole option, to rescind this Agreement and to cease any payments due and/or to recover from Employee all sums paid by Employer to Employee under Section 2 of this Agreement provided, however, that the provisions of this sentence shall not be enforceable to the extent prohibited by the Age Discrimination in Employment Act or other applicable law. Except as set forth in the immediately preceding sentence, if any part of this Agreement is found to be unenforceable, the other provisions shall remain fully valid and enforceable. It is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.
29.Cooperation.   Employee agrees to cooperate fully with Employer with respect to any investigation, legal proceeding, licensing or contract matter, or other similar matter that may arise following Employee’s separation, and Employee further agrees to be available to participate in and, if necessary, to give testimony, in any such matter.
30.Knowing and Voluntary Execution. Employee acknowledges that Employee has read this Agreement carefully, has consulted with an attorney or other counsel of Employee’s choice or decided that Employee does not want to do so, and has had the opportunity to ask any questions Employee may have regarding this Agreement. Employee acknowledges that Employee fully understands the meaning and terms of this Agreement. Employee acknowledge that Employee has signed this Agreement voluntarily and of Employee’s own free will and that Employee is knowingly and voluntarily releasing and waiving all Claim(s) that Employee has or may claim to have against Employer to the full extent allowed by law.
31.Consultation with Counsel. Employee acknowledges that Employee has been advised, by this Agreement, to consult an attorney or other counsel of Employee’s choice prior to signing this Agreement. Each party hereto acknowledges that it has had the opportunity, if such party so chooses, to consult with counsel of such party’s choice prior to signing this Agreement. Each party agrees that it shall be solely responsible for any attorney's fees incurred by that party in the negotiation and execution of this Agreement.
32.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Facsimile or other electronically delivered copies of signature pages to this Agreement shall be treated between the parties as original signatures for all purposes.

EMPLOYEE
DATED: February 1, 2016            /s/ Kent W. Stanger
Kent W. Stanger

EMPLOYER
Merit Medical Systems, Inc.

DATED: February 1, 2016            By: /s/ Louise Bott
Louise Bott, V.P., Global Human Resources